Exhibit 99.1

SFX ACQUIRES 50% OF LEADING TOUR PRODUCER ALDA EVENTS

Global reach of SFX expands with deal

NEW YORK — November 25, 2014 — SFX Entertainment, Inc. (NASDAQ: SFXE), the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals, today announced it has acquired 50 percent of Alda Holding B.V., an Amsterdam-based company that is a leader in developing, producing and promoting dance music events and experiences around the world.  ALDA Events will continue to operate as an independent company under its current CEO Allan Hardenberg and will become responsible for the touring division of SFX.

Founded in 2007 by David Lewis and Allan Hardenberg, ALDA Events’ portfolio boasts international tours for the world’s top DJs, including Armin van Buuren and Hardwell.  ALDA Events’ impressive touring segment brought renowned brands like Armin Only, A State of Trance and I Am Hardwell to 33 countries with 130 shows throughout 2013 and 2014. ALDA Events also owns and produces Amsterdam-based festivals, A Day at the Park and Electronic Family, and co-produces the Amsterdam Music Festival with ID&T.

“David Lewis and Allan Hardenberg are true innovators when it comes to creating and executing dance music events and artist tours, and we are thrilled they are joining the SFX family,” said Robert F.X. Sillerman, Chairman and CEO of SFX Entertainment.  “Combining ALDA Events’ international touring expertise and extensive roster of artists with SFX’s comprehensive portfolio enables both companies to bring bigger, better EMC experiences to fans all around the globe.”

“It has been our vision to provide dance lovers with high-quality musical experiences and dance events, and SFX shares and encourages this vision,” said Hardenberg, who will become Managing Director of SFX Global Touring.  “It cuts to the core of our overriding message — music is what feelings sound like.” ALDA Events will operate as a separate entity and will continue to collaborate with current promoters at home and abroad.

About ALDA Events

ALDA Events works from an “integrated concept approach” using its broad experience, knowledge and skills in the field of stage design, technical production, video, special effects, decor design, entertainment and marketing for every production.  The company creates and develops complete high-quality (tourable) event brands from scratch and positions them according to the wishes and preferences of the target groups and artists, and works with a strong, global network of local partners to produce the events according to their brand and quality marks all over the world.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing service Flavorus.

SFX operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

For SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial and Administrative Officer

JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com

DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com

For Alda Events

Public Relations

Chantal Musquetier

00.31.6.51.634.868

chantal@aldaevents.nl

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